Exhibit 99.1

Dot Ai Announces Engagement of Cohen & Company to Evaluate Strategic Alternatives

LAS VEGAS, NV / June 3, 2026 / Dot Ai, Inc. (Nasdaq: DAIC) (“Dot Ai” or the “Company”), an IoT and AI-based SaaS company redefining asset intelligence for industrial technology, today announced that the Company is exploring a range of strategic alternatives, including, but not limited to, a sale of the Company, a merger or other business combination, a strategic partnership or joint venture, licensing arrangements, a recapitalization, additional financing transactions, continued execution of the Company’s standalone operating plan or a liquidation and dissolution. In connection with the process, the Company has engaged Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, to serve as its exclusive financial advisor.

No timetable has been established for the completion of this process, and the Company does not expect to disclose developments unless and until the Board of Directors has concluded that disclosure is appropriate or required. No agreement providing for any transaction has been reached and there can be no assurances that this process will result in the Company pursuing a transaction or that any transaction, if pursued, will be completed on attractive terms.

About Dot Ai

Dot Ai (Nasdaq: DAIC) is an IoT and AI-based SaaS company at the forefront of Asset Intelligence technology for smart supply chain operations. Leveraging state-of-the-art AI engines, cutting-edge 5G RF and BLE technology, and seamless cloud integrations, Dot Ai offers real-time asset visibility and predictive analytics that integrate with existing infrastructure. The Company serves multiple industries including aviation, construction, delivery, military, mining, retail, sea ports, medical logistics, warehousing and manufacturing. For more information, please visit daic.ai.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, including statements regarding the range of range of strategic alternatives being explored by the Company, anticipated production capacity, facility plans, expected order fulfillment, and future business growth. All forward-looking statements are based on Dot Ai’s current expectations and beliefs concerning future developments and their potential effects on the company. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and Dot Ai assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Investor Relations Contact:

Lucas A. Zimmerman & Ian Scargill
MZ Group - MZ North America
(262) 357-2918
DAIC@mzgroup.us
www.mzgroup.us